                                                                 EXHIBIT  10PP

                               EIGHTH AMENDMENT
              TO MASTER LEASE AGREEMENT AND EQUIPMENT SCHEDULES


         THIS EIGHTH AMENDMENT TO MASTER LEASE AGREEMENT AND EQUIPMENT SCHEDULES ("this Amendment") is made and entered into as of the 31st day of December, 2001, by BRUSH WELLMAN INC., an Ohio corporation (the "Lessee"), and NATIONAL CITY BANK, a national banking association, for itself and as agent for certain participants (the "Lessor").

                                  RECITALS:

         A. The Lessee and the Lessor entered into a Master Lease Agreement, dated as of December 30, 1996, as amended by the First Amendment to Master Lease Agreement, dated as of September 2, 1997, the Second Amendment to Master Lease Agreement and Amendment to Disbursement Schedules, dated as of January 26, 1999, the Third Amendment to Master Lease Agreement and Amendment to Equipment Schedules, dated as of September 30, 1999, the Fourth Amendment to Master Lease and Waiver, dated as of May 16, 2000, and Consolidated Amendment No.1 to Master Lease Agreement and Equipment Schedules, dated as of June 30, 2000, Consolidated Amendment No.2 to Master Lease Agreement and Equipment Schedules, dated as of March 30, 2001 and Consolidated Amendment No.3 to Master Lease Agreement and Equipment Schedules, dated as of September 28, 2001 (collectively, together with all Exhibits and Schedules thereto, the "Lease Agreement"), under which the Lessor agreed to lease to the Lessee certain equipment to be used by the Lessee at its Elmore, Ohio, facility, subject to certain conditions and in accordance with the terms thereof.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Lease Agreement.

         C. The Lessee has requested that the Lessor consent to the Parent's acquisition (the "Acquisition") of all of the issued and outstanding capital stock of a company (the "Acquired Company") identified and described in a disclosure letter, to be delivered by the Parent to the Lessor and the participants care of the Lessor, which letter shall be approved by the Lessor in its sole discretion (if, as and when so delivered and approved, the "Disclosure Letter"). Without such consent, the Acquisition would otherwise be prohibited by the provisions of Section XXIV of the Lease Agreement (by reference to the definition of "Permitted Acquisition" set forth in Section XXV thereof).

         D. The Lessor is willing to grant such consent upon and subject to the terms and conditions hereinafter set forth.

         E. In addition, the Lessor and the Lessee have agreed to amend the Lease Agreement as hereinafter set forth.

                                 AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

         1. Consent. Subject to the terms and conditions of this Amendment, including, without limitation, this Section 1 and Section 3, below, the Lessor hereby consents to the Acquisition. The foregoing consent of the Lessor is subject to the Parent's and the Lessee's performance and satisfaction of each and all of the following conditions:

                  (i) all of the terms and conditions contained in the definition of "Permitted Acquisition" set forth in Section XXV of the Lease Agreement (other than the condition contained in clause (iv) thereof, which shall be deemed satisfied upon the effectiveness of this Amendment) shall have been satisfied prior to the consummation of the Acquisition;

                  (ii) the aggregate of (A) the aggregate consideration (in whatsoever form, including, without limitation, liabilities assumed by any Lease Party and consulting agreements, non-competition agreements, "golden parachute" agreements and the like) required to be paid in cash, directly or indirectly, by the Lessor, or any of the Participants, whether at the closing of such acquisition or on a deferred basis, in connection with the Acquisition and (B) the aggregate amount of all fees, commissions, and other expenses incurred by the Lessor, in connection with the Acquisition shall not exceed Twelve Million Dollars ($12,000,000);

                  (iii) not later than ten (10) Business Days prior to the date on which the Acquisition is consummated, the Parent shall deliver to the Lessor true and complete copies of the final acquisition agreement in respect thereof and all other material agreements by which the Parent or any other Lease Party will be bound in connection with the Acquisition;

                  (iv) the Acquisition shall be consummated on terms not less favorable in any material respect to the Parent than the terms therefor previously disclosed to the Lessor and the participants; and

                  (v) the Acquisition shall be consummated no later than September 30, 2002.

         2. Amendments to the Lease Agreement. Subject to the terms and conditions of this Amendment, including, without limitation, Section 3, below, the Lease Agreement is hereby amended as follows:

         A. Section XXIII (General Financial Standards) is amended and restated in its entirety to provide as follows:

Lessee agrees that so long as this Agreement remains in effect and thereafter until all obligations of Lessee hereunder shall have been paid and performed in full, Lessee will observe and cause to be observed each of the following:

                  (a) RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED TOTAL ADJUSTED CAPITAL AND INTEREST COVERAGE RATIO.

                  (i) Lessee will not at any time permit the ratio, expressed as a percentage, of (i) the amount of Consolidated Total Debt to (ii) Consolidated Total Adjusted Capital, to exceed (A) 50% from the date of this Agreement through and including September 30, 2001, (B) 43% for the period commencing October 1, 2001, through and including December 31, 2001; (C) 45% for the period commencing January 1, 2002, through and including September 30, 2002; and (D) 50% on and after October 1, 2002.

                  (ii) Lessee shall not permit the Interest Coverage Ratio, as of the end of either of the fiscal quarters of the Parent ending on June 30, 2002 and September 30, 2002, to be less than 1.00 to 1.00; provided, however, that (i) if the Acquisition occurs during the Parent's first fiscal quarter of 2002, the Lessee shall not permit the Interest Coverage Ratio, as of the end of the fiscal quarter of the Parent ending on June 30, 2002, to be less than 1.30 to 1.00, and (ii) if the Acquisition occurs during the Parent's second fiscal quarter of 2002, the Lessee shall not permit the Interest Coverage Ratio, as of the end of the fiscal quarter of the Parent ending on September 30, 2002, to be less than 2.25 to 1.00.

                  (b) RATIO OF CONSOLIDATED TOTAL DEBT TO CONSOLIDATED EBITDAR. Lessee will not permit the ratio at any time of (x) the amount of Consolidated Total Debt at such time to (y) Consolidated EBITDAR for the Testing Period most recently ended, to exceed (i)
         3.50 to 1.00 for the Testing Period ending June 30, 2000, (ii) 3.25 to 1.00 for the Testing Periods ending September 30, 2000 and December 31, 2000, (iii) 3.00 to 1.00 for the Testing periods ending March 31, 2001, June 30, 2001 and September 30, 2001, and (iv) 3.50
         to 1.00 for each Testing Period ending on and after December 31, 2002; provided, however, that for the purposes of this clause (iv),
         (A) the term "Testing Period" shall mean, as to each of the fiscal quarters ending on the following dates only, the respective period set forth opposite such fiscal quarter:

         Fiscal Quarter Ending          Testing Period
         ---------------------          --------------
         December 31, 2002              October 1, 2002 through December 31, 2002
         March 31, 2002                 October 1, 2002 through March 31, 2003, and
         June 30, 2003                  October 1, 2002 through June 30, 2003.

         and (B) in computing such ratio for the Testing Period ending December 31, 2002, Consolidated EBITDAR shall be deemed to mean an amount equal to Consolidated EBITDAR for such Testing Period, times four (4); in computing such ratio for the Testing Period ending March 31, 2003, Consolidated EBITDAR shall be deemed to mean amount equal to Consolidated EBITDAR for such Testing Period, times two (2); and, in computing such ratio for the Testing Period ending June 30, 2003, Consolidated EBITDAR shall be deemed to mean an amount equal to Consolidated EBITDAR for such Testing Period, times one and one-third (1 1/3).

                  (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Lessee will not at any time permit the Consolidated Fixed Charge Coverage Ratio to be less than
         2.00 to 1.00 for any Testing Period ending on or before September 30, 2001, or permit the Consolidated Fixed Charge Coverage Ratio for any of the Testing Periods set forth below to be less than the ratio set forth opposite such Testing Period:

         Fiscal Quarter Ended                     Minimum Fixed Charge Coverage Ratio
         --------------------                     -----------------------------------
         December 31, 2002                        1.00 to 1.00
         March 31, 2003                           1.25 to 1.00
         June 30, 2003 and thereafter             1.50 to 1.00;

         provided, however, that for the purposes of this Section XXIII (c), the term "Testing Period" shall mean, as to each of the fiscal quarters ending on the following dates only, the respective period set forth opposite such fiscal quarter:

         Fiscal Quarter Ending         Testing Period
         ---------------------         --------------
         December 31, 2002             October 1, 2002 through December 31, 2002
         March 31, 2003                October 1, 2002 through March 31, 2003, and
         June 30, 2003                 October 1, 2002 through June 30, 2003.

                  (d) CONSOLIDATED TANGIBLE NET WORTH. Lessee, the Parent and the Subsidiaries will not permit the Consolidated Tangible Net Worth to be less than $200,000,000 as of December 31, 2001 or at any time thereafter.

         B. Section XXIV (m)(e) of the Lease Agreement is amended and restated in its entirety to provide as follows:

                  (e) CAPITAL EXPENDITURES: The Parent, Lessee and the Subsidiaries shall be permitted to make Consolidated Capital Expenditures, provided that (A) expenses for mining property, plant and equipment shall not exceed $25,000,000 during any consecutive thirty-six (36) month period, and (B) Consolidated Capital Expenditures, excluding expense for mining property, plant or equipment, do not during any fiscal year of the Parent exceed the amount specified below:

          ------------------------------------------------------------
          Fiscal Year Ending                  Amount
          ------------------------------------------------------------
          December 31, 2000                   $35,000,000
          ------------------------------------------------------------
          December 31, 2001                   $40,000,000
          ------------------------------------------------------------
          December 31, 2002                   $25,000,000
          ------------------------------------------------------------
          December 31, 2003                   $35,000,000
          ------------------------------------------------------------


         C.       The following proviso is added to the end of Section XXIV
(n)(e) (Covenant) of the Lease Agreement immediately after the word "time" and before the period:

         ; provided, however, that the sale by Brush Wellman Japan, Ltd. of its Accounts to SMBC Finance Co. Ltd, pursuant to the proposed Agreement on the Sales of Notes in the form delivered to the Lessor prior to March 14, 2002 may be with recourse, but only so long as the aggregate amount for which Brush Wellman Japan, Ltd. has recourse liability does not at any time exceed $5,000,000.

         D. Section XXIV (q) (Dividends, Stock Repurchase, etc.) of the Lease Agreement is amended and restated in its entirety to provide as follows:

                  (q)      DIVIDENDS, STOCK REPURCHASE, ETC.

                  (i) The Parent will not directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Parent) or other distribution on or in respect of any capital stock of any class of the Parent, whether by reduction of capital or otherwise.

                  (ii) The Parent and Lessee will not directly or indirectly make, or permit any of the Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of (A) any of its capital stock of any class (other than for a consideration consisting solely of capital stock of that person), or (B) any warrants, rights or options to acquire or any securities convertible into or exchangeable for any of its capital stock.

         E. Section XXIV (u) (Certain Leases) of the Lease Agreement is amended and restated in its entirety to provided as follows:

                  (u) CERTAIN LEASES. None of the Parent, Lessee or the Subsidiaries will permit the aggregate payments (excluding any property taxes, insurance or maintenance obligations paid by the Parent, Lessee and the Subsidiaries as additional rent or lease payments) by the Parent, Lessee and the Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property for a period exceeding 12 months (including any renewal or similar option periods) (other than any leases constituting Capital Leases, Synthetic Leases or, subject to Paragraph (s), above, leases between the Parent and Lessee, between Subsidiaries or between the Parent or Lessee and a Subsidiary), to exceed in any fiscal year of the Parent an amount greater than 5.00% of the Consolidated Net Worth of the Parent as of the date of the financial statements then most recently furnished to Lessor and the Participants under Section IV(b)(i).

         F. The following definition is added to Section XXV (Certain Definitions) of the Lease Agreement in proper alphabetical order:

                  Acquisition shall have the meaning ascribed to such term in the Eighth Amendment to this Lease Agreement.

         G. The definition of "Consolidated Fixed Charge Coverage Ratio" in Section XXV (Certain Definitions) of the Lease Agreement is amended and restated to provide as follows:

                  Consolidated Fixed Charge Coverage Ratio shall mean, for any Testing Period, the ratio of (a) Consolidated EBITDA for that Testing Period to (b) the sum of (i) Consolidated Interest Expense and Consolidated Income Tax Expense for that Testing Period, PLUS (ii) scheduled or mandatory repayments, prepayments or redemptions during that Testing Period of the principal of Indebtedness with a final maturity date more than one year after the end of that Testing Period, PLUS (iii) the sum of all payments for dividends, stock repurchases or other stock redemptions, and other purposes described in section XXIV, if any, in each case on a consolidated basis for the Parent, Lessee and the Subsidiaries for such Testing Period; PLUS
         (iv) Consolidated Capital Expenditures for that Testing Period; provided that notwithstanding anything to the contrary contained herein, the Consolidated Fixed Charge Coverage Ratio for any Testing Period shall (A) include the appropriate financial items for any person or business unit which has been acquired by Lessee and the Parent, or any Subsidiaries for any portion of such Testing Period prior to the date of acquisition, and (A) exclude the appropriate financial items for any person or business unit which has been disposed of by Lessee, the Parent or any Subsidiary, for the portion of such Testing Period prior to the date of disposition.

         H. The definition of "Consolidated Net Worth " in Section XXV (Certain Definitions) of the Lease Agreement is amended by adding the following clause to the end of such definition:

         and PROVIDED FURTHER that Consolidated Net Worth shall be calculated
         (i) before the effect of FAS 133 - Accounting for Derivatives Instruments and Hedging Activities and FAS 138 - Accounting for Certain Derivatives Instruments and Certain Hedging Activities (prior to the "Delivery Date" of this Amendment to the Lease Agreement, such item appearing under the stockholders' equity category "Foreign Currency Translation Adjustment") and (ii) without reduction for Directors Deferred Compensation (prior to the "Delivery Date" of this Amendment to the Lease Agreement, such item appearing under the stockholders' equity categories "Other Equity Transactions - Deferred Directors Shares and Deferred Compensation");

         I. The following definition is added to Section XXV (Certain Definitions) of the Lease Agreement in proper alphabetical order:

         Interest Coverage Ratio means, as of the end of any fiscal quarter of the Parent, the ratio of (i) Consolidated EBITDAR for such fiscal quarter to (ii) an amount equal to the sum of (a) Consolidated Interest Expense for such fiscal quarter, plus (b) Consolidated Rental Expense for such fiscal quarter.

         J. The definition of "Lease Party" in Section XXV (Certain Definitions) of the Lease Agreement is amended by inserting the parenthetical "(other than Lessor)" immediately following the word "person" and before the world "that".

         K.       The definition of "Permitted Precious Metal Consignments" in
Section XXV (Certain Definitions) of the Lease Agreement is amended by deleting therefrom the words and numerals "does not exceed an amount greater than $140,000,000" and inserting in their stead, immediately following the words "those consignment arrangements" the words and numerals "(that is, the aggregate outstanding liability, fixed or contingent, but without duplication, of all Credit Parties in respect of all such consignment arrangements) does not exceed B$70,000,000 at any time".

         L. The Pricing Grid Table and the last sentence of the definition of Applicable Margin contained in Exhibit No. 2 Equipment Schedules are amended and restated in their entirety to provide as follows:

                              PRICING GRID TABLE
                    (expressed in basis points per annum)

         --------------------------------------------------------------------
         RATIO OF CONSOLIDATED TOTAL DEBT TO
         CONSOLIDATED EBITDAR                          APPLICABLE MARGIN
         --------------------------------------------------------------------
         Greater than or equal to 5.00 to 1.00         375
         --------------------------------------------------------------------
         Greater than 4.00 to 1.00 and less than       325
         5.00 to 1.00
         --------------------------------------------------------------------
         Greater than 3.50 to 1.00 and less than or    275
         equal to 4.00 to 1.00
         --------------------------------------------------------------------
         Greater than 3.00 to 1.00 and less than or    225
         equal to 3.50 to 1.00
         --------------------------------------------------------------------
         Greater than 2.50 to 1.00 and less than or    200
         equal to 3.00 to 1.00
         --------------------------------------------------------------------
         Less than or equal to 2.50 to 1.00            175
         --------------------------------------------------------------------

         (i) Notwithstanding anything to the contrary contained in the foregoing, from April 1, 2002, through and including December 31, 2002, and thereafter until changed hereunder in accordance with the provisions of the Pricing Grid Table set forth above, for all purposes of this Lease Agreement, the Applicable Margin shall be three hundred seventy-five (375) basis points per annum; and (ii) the charging of Applicable Margin based upon the foregoing Pricing Grid Table based upon the first three ratio levels (reading from top to bottom) set forth therein shall not be construed to waive any Event of Default which may exist under paragraph (b) Section XXIII hereof or limit any right or remedy of the Lessor by reason thereof.

         3. Delivery Date; Conditions Precedent. The consent set forth in Section 1, above, and the modifications to the Lease Agreement set forth in
Section 2, above, are subject to the Parent and Lessee's performance of the following (the date on which all have been performed being the "Delivery Date"):

         A. The Lessee's secretary or treasurer shall have certified to the Lessor (i) a copy of the resolutions duly adopted by the Lessee's board of directors in respect of this Amendment; (ii) true and correct copies of the Lessee's current Charter or Articles of Incorporation and By-laws or Code of Regulations; (iii) the names and true signatures of the officers of the Lessee authorized to sign this Amendment on behalf of the Lessee; (iv) that, after giving effect to the amendments set forth herein, no Default or Potential Default exists; and (v) the representations and warranties of the Lessee under the Lease Agreement are reaffirmed as of the Delivery Date, subject only to variance therefrom acceptable to the Lessor.

         B. The respective secretary or treasurer of the Parent and of Brush Ceramic Products, Inc. and Brush Resources, Inc. (the "Subsidiary Guarantors") shall have certified to the Lessor (i) a copy of the resolutions duly adopted by its board of directors in respect of this Amendment; (ii) true and correct copies of its current Charter or Articles of Incorporation and By-laws or Code of Regulations; (iii) the names and true signatures of its officers authorized to sign the Reaffirmation of Guaranty and Security Documents and Amendment to Intercreditor and Collateral Agency Agreement described below on behalf of it; and (iv) that, after giving effect to the amendments set forth herein, no Default or Potential Default exists.

         C. Counsel to the Lessee, the Parent and the Subsidiary Guarantors shall have delivered to the Lessor a written opinion as to the due authorization, execution, delivery and enforceability of this Amendment and the other documents described in paragraphs G and H of this Section 3, in form and substance satisfactory to the Lessor.

         D. The Lessee shall have paid to the Lessor, for the benefit of the Lessor and its participants, an amendment fee in the amount of One Hundred Fifty Thousand Dollars ($150,000).

         E. The Lessee, the Parent, and the Subsidiary Guarantors shall have executed and delivered to the Lessor such Security Documents, and shall have taken or caused to be taken such other actions, if any, as the Lessor may reasonably deem necessary or appropriate to cause the Lessor's Lien on the Lease Parties' patents and registered marks and applications therefor to be registered with the Office of Patents and Trademarks of the United States Department of Commerce.

         F. The Lessee shall have delivered or caused to be delivered certificates of good standing for the Lessee, the Parent and the Subsidiary Guarantors issued by the Secretary of State, or other appropriate office, of the state of its incorporation.

         G. The Lessee shall cause the Parent and the Subsidiary Guarantors to execute and deliver to the Lessor a confirmation of Guaranty and Security Documents in form of Attachment 1 hereto.

         H. All of the parties to the Intercreditor and Collateral Agency Agreement dated September 28, 2001 shall have executed and delivered to the Lessor a First Amendment to Intercreditor and Collateral Agency Agreement in the form of Attachment 2 hereto.

         I. All of the parties to the Credit Agreement shall have executed and delivered an amendment thereto in form and substance satisfactory to the Lessor, and all conditions to its effectiveness shall have been satisfied.

         J. The Lessee shall have delivered or caused to be delivered such other documents as the Lessor may reasonably request.

         4. No Other Modifications. Except as expressly provided in this Amendment, all of the terms and conditions of the Lease Agreement remain unchanged and in full force and effect.

         5. Governing Law; Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the Lessee, the Lessor, and their respective successors and assigns.

         6. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed a fully executed agreement.

         7.       Miscellaneous.

         A. The Lessee agrees to pay on demand all costs and expenses of the Lessor, including reasonable attorneys' fees and expenses, incurred in connection with the preparation, execution and delivery of this Amendment and the other documents contemplated hereby, including, without limitation, the Amendment to Intercreditor and Collateral Agency Agreement.

         B.       This Amendment is executed in accordance with and subject to
Section XIX(g) of the Lease Agreement. The execution, delivery and performance by the Lessor of this Amendment shall not constitute, or be deemed to be or construed as, a waiver of any right, power or remedy of the Lessor or a waiver of any provision of the Lease Agreement, except as expressly stated herein. None of the provisions of this Amendment shall constitute, or be deemed to be or construed as, a wavier of any Default or Potential Default.

         IN WITNESS WHEREOF, the Lessee, the Lessor and its participants have hereunto set their hands as of the date first above written.

LESSEE:                                     LESSOR:
------                                      ------
BRUSH WELLMAN INC.                          NATIONAL CITY BANK,
                                            FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS


By:                                         By:
    --------------------------------             --------------------------------------
                   ,                             Janice E. Focke, Senior Vice President
    --------------- ----------------

         THE FOREGOING AMENDMENT is hereby acknowledged, consented and agreed to by each of the undersigned by their respective duly authorized officers as of the day and year first above written.

Address:                                             FIFTH THIRD BANK, an Ohio banking corporation,
                                                     f/k/a Fifth Third Bank, Northeastern Ohio
         1404 East Ninth Street
         Cleveland, Ohio 44114                       By:
         Fax: (216) 274-5507                               -------------------------------
                                                     Title:
                                                           -------------------------------


Address:                                             HARRIS TRUST AND SAVINGS BANK

         P.O. Box 755 (111/10W)
         Chicago, IL 60690-0755                      By:
         Fax:     (312) 461-5225                           -------------------------------
                                                     Title:
                                                           -------------------------------



Address:                                             U.S. BANK NATIONAL ASSOCIATION, f/k/a Firstar
                                                     Bank, N.A.

         1350 Euclid Avenue, ML 4432
         Cleveland, Ohio 44115                       By:
         Fax: (216) 623-9208                               -------------------------------
                                                     Title:
                                                           -------------------------------



Address:                                             LASALLE NATIONAL LEASING CORPORATION

         One West Pennsylvania Avenue
         Suite 1000                                  By:
         Towson, Maryland 21204                            -------------------------------
         Fax: (410) 769-9313                         Title:
                                                           -------------------------------

Address:                                             MANUFACTURERS AND TRADERS TRUST COMPANY
         One Foundation Plaza
         Buffalo, New York 14203                     By:
         Fax: (716) 848-7318                               -------------------------------
                                                     Title:
                                                           -------------------------------